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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 11, 1996



                             THE CERPLEX GROUP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

          DELAWARE                    0-23602                   33-0411354
- --------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


          1382 BELL AVENUE, TUSTIN, CALIFORNIA            92680
- --------------------------------------------------------------------------------
          (Address of principal executive offices)       (Zip Code)

                                 (714) 258-5600
- --------------------------------------------------------------------------------
               (Registrant's telephone number including area code)

                                 NOT APPLICABLE

- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         On June 11, 1996 The Cerplex Group, Inc., a Delaware corporation (the "Company"), completed an $8 million private placement of Series B Preferred Stock, bringing the Company back into compliance with the NASD's requirements for continued listing on the Nasdaq National Market. Due to losses in 1995, the Company's net tangible assets had fallen below the NASD's $1 million minimum requirement. The Company had been operating under limited waivers from the NASD. As a result of the sale of Series B Preferred Stock, the April 15, 1996 issuance of warrants to purchase 1,125,000 shares of the Company's Common Stock to the Company's senior and subordinated debt lenders, and the April 1, 1996 sale of the Company's contract manufacturing division, the Company's net tangible assets as computed by the NASD and on a pro forma basis assuming each of such transactions occurred on or prior to March 31, 1996, would have been approximately $3.5 million (or $2.5 million above the minimum requirement as of March 31, 1996). At the request of the NASD, the Company is publicly disclosing a pro forma balance sheet as of March 31, 1996 which gives effect to the foregoing transactions. The pro forma financials do not reflect any of the Company's operations subsequent to March 31, 1996. In addition, while the Company does not believe there will be material changes to the accounting for each of the transactions referenced above, the assumptions used in calculating the pro forma balance sheet are still preliminary and the Company's actual accounting for such transactions may differ from those set forth in the pro forma financials.

         Attached is the unaudited pro forma balance sheet as of March 31, 1996 as referenced above.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 17, 1996



                                            THE CERPLEX GROUP, INC.




                                            By: /s/   BRUCE D. NYE
                                                --------------------------------
                                                  Bruce D. Nye
                                                  Chief Financial Officer



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                             THE CERPLEX GROUP, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                Historical      Adjustments            Total
                                                                ----------      -----------         -----------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                    $   5,422        $   6,000(a)        $  11,872
                                                                                       450(b)
   Accounts receivable, net                                        27,472                               27,472
   Inventories                                                     28,387                               28,387
   Net assets of discontinued operations                            2,920                                2,920
   Prepaid expenses and other                                       2,623                                2,623
                                                                ---------        ---------           ---------
    Total current assets                                           66,824            6,450              73,274

Property, plant and equipment, net                                 17,441                               17,441
Investment in joint venture                                         8,005                                8,005
Goodwill                                                            6,361                                6,361
Other long-term assets                                              2,793                                2,793
                                                                ---------        ---------           ---------
    Total assets                                                $ 101,424        $   6,450           $ 107,874
                                                                =========        =========           =========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             $  20,898                            $  20,898
   Accrued liabilities                                             11,158                               11,158
   Short-term borrowings                                           47,700        $  (2,000)(a)          45,367
                                                                                      (333)(c)
   Current portion of long-term debt                                  253                                  253
   Income taxes payable                                             2,349                                2,349
                                                                ---------        ---------           ---------
    Total current liabilities                                      82,358           (2,333)             80,025
                                                                ---------        ---------           ---------
Long-term debt, less current portion                               20,567           (2,667)(c)          17,900
Stockholders' Equity:
   Convertible preferred stock, par value $0.001;
    5,000,000 shares authorized, none outstanding                                     2(a)                   2
   Common stock, par value $0.001;
    30,000,000 shares authorized; 13,279,610
    and 13,127,680 issued and outstanding in
    1996 and 1995, respectively                                        13                                   13
   Additional paid-in capital                                      47,546            7,998(a)           58,544
                                                                                     3,000(c)
   Notes receivable from stockholders                                (229)                                (229)
   Unearned compensation                                             (125)                                (125)
   Accumulated deficit                                            (48,599)             450(b)          (48,149)
   Cumulative translation adjustment                                 (107)                                (107)
                                                                ---------        ---------           ---------
    Total stockholders' equity                                     (1,501)          11,450               9,949
                                                                ---------        ---------           ---------
    Total liabilities and stockholders' equity                  $ 101,424        $   6,450           $ 107,874
                                                                =========        =========           =========

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                             THE CERPLEX GROUP, INC.

                  Notes to Pro Forma Consolidated Balance Sheet

The pro forma balance sheet has been prepared to reflect the following transactions:

         (a) The issuance of $8 million of convertible Preferred Stock on June 11, 1996. Twenty-five percent (25%) of the proceeds are required to pay down bank debt, the balance has been reflected as an increase in cash.

         (b) The sale of the Company's contract manufacturing division effective April 1, 1996 resulted in a net gain of $450,000 which has been reflected as cash and increased equity.

         (c) When the Company signed an amendment to the credit agreements on April 15, 1996, warrants were issued to the lenders to purchase 1,125,000 shares of Common Stock. The value of the warrants has been reflected as a reduction of bank debt by $333,000 and a reduction of subordinated debt by $2,667,000 and an increase in paid-in capital by $3,000,000.